UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐    Definitive Proxy Statement
☒    Definitive Additional Materials
☐    Soliciting Material Pursuant to § 240.14a-12

Pioneer Natural Resources Company
(Name of Registrant as Specified in its Charter)
_________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒    No fee required.
☐    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:
__________________________________________________________________________________

2)	Aggregate number of securities to which transaction applies:
__________________________________________________________________________________

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
__________________________________________________________________________________

4)	Proposed maximum aggregate value of transaction:
__________________________________________________________________________________

5)	Total fee paid:
   __________________________________________________________________________________

☐    Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:
_________________________________________________________________________________

2)	Form, Schedule or Registration Statement No.:
_________________________________________________________________________________

3)	Filing Party:
_________________________________________________________________________________

4)	Date Filed:
   _________________________________________________________________________________

PIONEER NATURAL RESOURCES COMPANY
5205 North O'Connor Boulevard
Suite 200
Irving, Texas 75039

Supplement to Definitive Proxy Statement Relating to 2017 Annual Meeting of Stockholders

This proxy statement supplement, dated May 5, 2017, supplements the definitive proxy statement (the “Proxy Statement”) of Pioneer Natural Resources Company (the “Company”) filed with the Securities and Exchange Commission on April 6, 2017 relating to the Annual Meeting of Stockholders of the Company to be held at 5205 North O'Connor Boulevard, Suite 250, Irving, Texas 75039, on Thursday, May 18, 2017, at 9:00 a.m. Central Time.

The purpose of this supplement is to clarify the policy of the Compensation and Leadership Development Committee (the “Committee”) of the Board of Directors of the Company with regard to the Company’s annual cash bonus incentive award program under the Amended and Restated 2006 Long-Term Incentive Plan. Since 2011, the program has been implemented so as to qualify the annual cash bonus incentive awards as tax deductible “performance-based compensation” under Section 162(m) of the Internal Revenue Code, as amended. Under the program, in order to qualify the payout under the Company’s annual cash bonus incentive program as “performance-based compensation,” the payout to the executive officers who receive such awards is subject to achievement of a baseline performance hurdle, established at the beginning of the year, that the Company must achieve before any payment is made under the program.

The Committee has adopted a policy to make clear that, if the baseline performance hurdle is not achieved in a given year, the Company will not pay any discretionary cash bonuses to such executive officers for that year.